As filed with the Securities and Exchange Commission on October 5, 2021
Registration No. 333-202161
Registration No. 333-43950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (333-202161)
POST-EFFECTIVE AMENDMENT NO. 1 (333-43950)
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0454966
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew A. Lipson
Chief Legal Officer and Secretary
Stamps.com Inc.
1990 E. Grand Avenue
El Segundo, CA 90245
(310) 482-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ben D. Orlanski
Proskauer Rose LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

Stamps.com (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to deregister all shares of common stock, $0.001 per share that remain unsold under  the following Registration Statements on  Form S-3 (the “Registration Statements”):

•	Registration Statement No. 333-202161 filed on February 18, 2015 to register the offer and sale of 768,900 shares.

•	Registration Statement No. 333-43950 filed on August 17, 2000 to register the offer and sale of 30,000 shares.

On October 5, 2021, Stamps Holdings, LLC (f/k/a Stream Parent, LLC) (“Parent”), an affiliate  of Thoma Bravo Fund XIV, L.P., managed by Thoma Bravo, L.P., completed the previously announced acquisition of the Company, pursuant to the Agreement and Plan of Merger, dated as of July 8, 2021 (the “Merger Agreement”), by and among the Company, Parent, and Stream Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Registrant hereby removes from registration all of such securities registered under the Registration Statements that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on October 5, 2021.

STAMPS.COM INC.

By:	/s/ Ken McBride
	Name:	Ken McBride
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.